Exhibit 10.2

AMENDMENT NO. 5  TO  EMPLOYMENT AGREEMENT

This Amendment No. 5 to Employment Agreement (this "Amendment") is entered into as of June 1, 2020 by and between Greg Freitag ("Freitag") and Axogen, Inc. ("Axogen").

WHEREAS, Freitag and Axogen entered into that certain Employment Agreement dated October 1, 2011,  as amended (the "Agreement"),  for the employment of Freitag;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Freitag and Axogen agree that the Agreement is hereby amended as follows:

1.	Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
2.	Schedule 1, Section 1 is replaced as follows: Axogen hereby employs Employee as Special Counsel, which title may change at Axogen’s discretion.
3.	Schedule 1, Section 2 (a) will be restated as follows:
(a)	Description of Duties. Employee shall perform all duties in connection with Employee’s position, or as otherwise designated by Axogen, including, without limitation, the following duties:
o	Transitioning responsibilities to, and supporting, the Company’s General Counsel.
o	Supporting the organization as to general legal needs.
4.	Schedule 1, Section 2 (b) will be restated to provide that Employee shall report to the General Counsel of AXOGEN.

IN WITNESS WHEREOF, the parties hereunto have executed this Amendment as of the date first written above.

FREITAG:

By:	/s/ Gregory Freitag
Gregory Freitag

AXOGEN:

AXOGEN, INC

By:	/s/ Karen Zaderej
	Name:	Karen Zaderej
Title:	Chairman, CEO and President